Exhibit 4(k)


                               [Clearing Agency Legend]



               Certificate Number       Number of Preferred Trust Securities

                    P-                  CUSIP NO.
                  Certificate Evidencing Preferred Trust Securities

                                          of

                                  ENSERCH Capital I

                       % Cumulative Preferred Trust Securities
               (liquidation amount $1,000 per Preferred Trust Security)


                    ENSERCH Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of _____ (_____) Preferred Trust Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the ENSERCH Capital I _____% Cumulative Preferred Trust Securities (liquidation amount $_____ per Preferred Trust Security) (the "Preferred Trust Securities").
          The Preferred Trust Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 or 5.11 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Trust Securities are set forth in, and this certificate and the Preferred Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________, ______, as the same may be amended from time to time (the "Trust Agreement"). The holder of this certificate is entitled to the benefits of the Guarantee Agreement of ENSERCH Corporation, a Texas corporation, and The Bank of New York, as guarantee trustee, dated as of __________, _____ (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

                    Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

                    IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate for and on behalf of the Trust.

          Dated:

                                        ENSERCH CAPITAL I




                                         By:_______________________________
                                                  not in his (her)
                                                  individual capacity, but
                                                  solely as Administrative
                                                  Trustee

          Countersigned and Registered:
                                             TEXAS UTILITIES SERVICES INC.,
                                             Transfer Agent and Registrar


                                        By:_________________________________
                                                  (Authorized Signature)

                                      ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Trust Security to:


          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________
          (Insert assignee's social security or tax identification number)

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________
          (Insert address and zip code of assignee)

          of the Preferred Trust Securities represented by this Certificate and irrevocably appoints

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________
          attorney to transfer such Preferred Trust Securities Certificate on the books of the
          Trust. The attorney may substitute another to act for him or her.

          Date:__________________

          Signature:________________________

          (Sign exactly as your name appears on the other side of this Preferred Trust Securities Certificate)

          Signature:________________________
          (Sign exactly as your name appears on the other side of this Preferred Trust Securities Certificate)